Exhibit 10.1


                            STOCK PURCHASE AGREEMENT

            AGREEMENT dated as of July 30, 2002 among Cyber Net Technologies Limited, a British Virgin Islands corporation ("Seller") and a wholly-owned subsidiary of Pacific Century CyberWorks Limited, a company incorporated in Hong Kong with limited liability, and Madison Investors Corporation, a Delaware corporation, and/or one of its Affiliates ("Buyer").

            WHEREAS: Seller is the record and beneficial owner of 5,000,000 shares of common stock, par value $0.01 per share ("Common Stock"), of SoftNet Systems, Inc., a Delaware corporation ("SoftNet").

            Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, 5,000,000 shares of Common Stock for the consideration set forth in
Section 2.01.

            NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE 1
                                   DEFINITIONS

            SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

            "Affiliate" means, with respect to any specified Person, any other Person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "affiliated," "controlling," and "controlled" have meanings correlative to the foregoing.

            "Board of Directors" means the Board of Directors of SoftNet.

            "Closing" has the meaning assigned to it in Section 2.04.

            "Closing Date" has the meaning assigned to it in Section 2.04.

            "Conveyance  Documents" has the meaning  assigned to it in Section
2.03

            "Damages" has the meaning assigned to it in Section 8.02.

            "Demand Registration Rights" means those demand registration rights granted to Seller pursuant to the Registration Rights Agreement.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "Indemnified Party" has the meaning assigned to it in Section 8.03.

            "Indemnifying  Party" has the  meaning  assigned  to it in Section
8.03

            "Lien" means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind.

            "Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), business, assets, tax attributes or results of operations of Seller, Buyer or SoftNet.

            "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

            "Purchase Price" has the meaning assigned to it in Section 2.01.

            "Registration Rights Agreement" means that certain Registration Rights Agreement dated October 12, 1999 between SoftNet and PCCW, a copy of which has been furnished to Buyer.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "Seller Directors" shall have the meaning assigned to it in Section 5.01.

             "Shares" means 5,000,000 shares of Common Stock owned by Seller and any dividends paid or payable, in cash or stock, as of the date hereof.

                                   ARTICLE 2
                                PURCHASE AND SALE

            SECTION 2.01. Purchase and Sale. Subject to the terms and conditions hereof, upon the Closing, Seller shall sell, transfer, convey, assign and deliver to Buyer, free and clear of all Liens, and Buyer shall purchase and accept from Seller, all of Seller's right, title and interest in, to and under the Shares. The aggregate purchase price (the "Purchase Price") for the Shares is $15,000,000 in cash, which represents a per share price of $3.00. The Purchase Price shall be paid as provided in Section 2.02.

            SECTION 2.02. Payments by Buyer. Subject to the terms and conditions hereof, upon the Closing, Buyer shall deliver to Seller the Purchase Price in immediately

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

available funds by wire transfer to an account of Seller or other Person (on Seller's behalf) as designated by Seller by written notice to the Buyer.

            SECTION 2.03. Delivery of Shares by Seller.
                          -----------------------------

            Subject to the terms and conditions hereof, upon the Closing, Seller shall deliver to Buyer certificates for the Shares and such other deeds, endorsements, assignments and other good and sufficient instruments of conveyance and transfer, in form reasonably satisfactory to Buyer as Buyer may request or as may be otherwise necessary to vest in Buyer all the right, title and interest of Seller in, to or under any or all of the Shares, free and clear of all Liens (collectively, the "Conveyance Documents"). The Shares currently bear a restrictive legend and Seller makes no representation regarding the removal thereof following the sale.

            SECTION 2.04. Closing. The closing (the "Closing") of the purchase and sale of the Shares hereunder shall take place at the offices of Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York 10022, on the date hereof (such date and time, the "Closing Date").


                                   ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF SELLER

            Seller represents and warrants to Buyer as of the date hereof that:

            SECTION 3.01. Ownership. Seller owns, of record and beneficially, and has good, valid and marketable title to and the right to transfer all of the Shares, free and clear of all Liens. Other than as set forth in the Registration Rights Agreement and the certain Assignment Agreement between PCCW and Seller dated July 16, 2002, Seller is not subject to any agreement, contract, voting trust or understanding with regard to the Shares.

            SECTION 3.02. Corporate Existence and Power. Seller is duly formed, validly existing and in good standing under the laws of its jurisdiction of formation.

            SECTION 3.03. Corporate Authorization. The execution, delivery and performance of this Agreement and the Conveyance Documents by Seller is within Seller's corporate powers and have been duly authorized by all necessary corporate action on the part of Seller. Seller has duly authorized the execution, delivery and performance of this Agreement and the Conveyance Documents. This Agreement and the Conveyance Documents have been duly executed and delivered by Seller and (assuming that this Agreement and the Conveyance Documents have been duly authorized, executed and delivered by Buyer) constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their terms, except (a) as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and (b) for limitations imposed by general principles of equity.

            SECTION 3.04. Authorization. The execution, delivery and performance of this Agreement and the Conveyance Documents by Seller requires no action by or in respect of, or filing with, any governmental or non-governmental body, agency, official or authority other

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

than (i) compliance with any applicable requirements of the Exchange Act; (ii) compliance with any applicable requirements of the Securities Act; and (iii) other filings or notifications that are immaterial to the consummation of the transactions contemplated hereby.

            SECTION 3.05. Noncontravention. The execution, delivery and performance of this Agreement by Seller does not and will not (i) violate any provision of the governing documents of Seller, (ii) assuming compliance with the matters referred to in Section 3.04, violate any applicable law, rule, regulation, judgment, injunction, order or decree binding upon Seller, other than violations that would not have a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien on the Shares.

            SECTION 3.06. Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Seller who is entitled to any fee or commission from Buyer in connection with the transactions contemplated by this Agreement.

            SECTION 3.07. Registration Rights. Seller has not exercised any of its Demand Registration Rights.

                                   ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF BUYER

            Buyer represents and warrants to Seller as of the date hereof that:

            SECTION 4.01. Existence and Power. Buyer is a corporation duly formed, validly existing and in good standing under the laws of its jurisdiction of formation.

            SECTION 4.02. Corporate Authorization. The execution, delivery and performance of this Agreement and the Conveyance Documents by Buyer is within Buyer's corporate powers and have been duly authorized by all necessary corporate action on the part of Buyer. Buyer has duly authorized the execution, delivery and performance of this Agreement and the Conveyance Documents. This Agreement and the Conveyance Documents have been duly executed and delivered by Buyer and (assuming that this Agreement and the Conveyance Documents have been duly authorized, executed and delivered by Seller) constitute legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms, except (a) as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and
(b) for limitations imposed by general principles of equity.

            SECTION 4.03. Authorization. The execution, delivery and performance of this Agreement and the Conveyance Documents by Buyer requires no action by or in respect of, or filing with, any governmental or non-governmental body, agency, official or authority other than (i) compliance with any applicable requirements of the Exchange Act; (ii) compliance with any applicable requirements of the Securities Act; and (iii) other filings or notifications that are immaterial to the consummation of the transactions contemplated hereby.

            SECTION 4.04. Noncontravention. The execution, delivery and performance of this Agreement by Buyer does not and will not (i) violate any provision of the governing

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documents of Buyer or (ii) assuming compliance with the matters referred to in
Section 4.03, violate any applicable law, rule, regulation, judgment, injunction, order or decree binding upon the Buyer, other than violations that would not have a Material Adverse Effect.

            SECTION 4.05. Investment Experience of Buyer. Buyer (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares and is capable of bearing the economic risks of such investment. Buyer has been afforded access to all information deemed by it to be necessary, and has been given an opportunity to ask all necessary questions of SoftNet's management, in connection with its decision to acquire the Shares. Buyer is purchasing the Shares for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof.

            SECTION 4.06. Litigation. There is no action, suit, investigation or proceeding pending against, or to the knowledge of Buyer threatened against or affecting, Buyer before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

            SECTION 4.07. Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from Seller or any of their Affiliates upon consummation of the transactions contemplated by this Agreement.

                                   ARTICLE 5
                               COVENANTS OF SELLER

            Seller agrees that:

            SECTION 5.01. Resignation of Seller Appointed Directors; Designation of Successors. The two members of the Board of Directors previously appointed by Seller ("Seller Directors") shall resign from the Board of Directors, effective upon the Closing.


                                   ARTICLE 6
                          COVENANTS OF SELLER AND BUYER

            SECTION 6.01. Reasonable Best Efforts; Further Assurances. At, and from time to time after the Closing Date, at the request of any party hereto but without further consideration, each other party hereto will execute and deliver such other instruments of conveyance, assignment, transfer, and delivery and take such other action as such requesting Person reasonably may request in order more effectively to effectuate the transactions contemplated by this Agreement, provided that no Person complying with any such request shall be obligated to incur any cost or expense in connection therewith.

            SECTION 6.02. Certain Filings. At, and from time to time after the Closing, Seller and the Buyer shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or

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

any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.


                                   ARTICLE 7
                              CLOSING DELIVERABLES

            SECTION 7.01. Closing Deliverables. The following documents shall be delivered at the Closing:

            (a) Seller shall deliver the certificates for the Shares and the Conveyance Documents against payment in full of the Purchase Price in accordance with Sections 2.01 and 2.02.

            SECTION 7.02. Closing Activities. The following activities shall occur contemporaneously with or prior to the Closing.

            (a) The two Seller Directors shall have resigned their positions as members of the Board of Directors.

                                   ARTICLE 8
                            SURVIVAL; INDEMNIFICATION

            SECTION 8.01. Survival of Representation and Warranties. All representations and warranties contained in this Agreement and all claims with respect thereto shall terminate upon the expiration of 18 months after the Closing Date, except that the representations and warranties contained in Sections 3.01, 3.02, 3.03, 4.01, 4.02 and 4.03 shall survive indefinitely. Notwithstanding the preceding sentence, any covenant, agreement, representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

            SECTION 8.02. Indemnification. (a) Seller hereby indemnifies Buyer against and agrees to hold Buyer harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("Damages") incurred or suffered by Buyer arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Seller pursuant to this Agreement.

            (b) Buyer hereby indemnifies Seller against and agrees to hold Seller harmless from any and all Damages incurred or suffered by Seller arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Buyer pursuant to this Agreement.

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

            SECTION 8.03. Procedures. The party seeking indemnification under
Section 8.02 (the "Indemnified Party") agrees to give prompt notice to the party against whom indemnity is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under such Section. The Indemnifying Party may at the request of the Indemnified Party participate in and control the defense of any such suit, action or proceeding at its own expense. The Indemnifying Party shall not be liable under Section 8.02 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder.

            SECTION 8.04. Inspections; No Other Representations. Buyer is an informed and sophisticated purchaser, and has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. Buyer agrees to accept the Shares based upon its own inspection, examination and determination with respect thereto as to all matters, and without reliance upon any express or implied representations or warranties of any nature made by or on behalf of or imputed to Seller, except as expressly set forth in this Agreement. Without limiting the generality of the foregoing, Buyer acknowledges that Seller makes no representation or warranty with respect to (i) any projections, estimates or budgets delivered to or made available to Buyer of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of SoftNet or the future business and operations of SoftNet or (ii) any other information or documents made available to Buyer or its counsel, accountants or advisors with respect to SoftNet and its subsidiaries or their respective businesses or operations, except as expressly set forth in this Agreement.

            SECTION 8.05. Exclusivity. Except as specifically set forth in this Agreement and except in the case of fraud, effective as of the Closing, Buyer waives any rights and claims Buyer may have against Seller, whether in law or in equity, relating to Seller or the Shares or the transactions contemplated hereby. The rights and claims waived by Buyer include, without limitation, claims for breach of contract, breach of representation or warranty, negligent misrepresentation and all other claims for breach of duty. After the Closing,
Section 8.02 will provide the exclusive remedy for any misrepresentation, breach of warranty, covenant or other agreement or other claim arising out of this Agreement or the transactions contemplated hereby, except in the case of fraud.

                                   ARTICLE 9
                                  MISCELLANEOUS

            SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed duly given, effective (i) three Business Days later, if sent by registered or certified mail, return receipt requested, postage prepaid, (ii) when sent if sent by telecopier or fax, provided that the telecopy or fax is promptly confirmed by telephone confirmation thereof, (iii) when served, if delivered personally to the intended recipient, and (iv) one Business Day later, if sent by overnight delivery via a national courier service, and in each case, addressed, if to Seller, to:

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

      Cyber Net Technologies Limited
      39th Floor, PCCW Tower, TaiKoo Place
      979 King's Road, Quarry Bay, Hong Kong
      Attention: Company Secretary
      Fax:  (852) 2962-5725

with a copy to:

      Davis Polk & Wardwell
      1600 El Camino Real
      Menlo Park, California 94025
      Attention: Daniel G. Kelly, Jr.
      Fax:  (650) 752-3601

if to Buyer, to

      Independence Holding Company
      96 Cummings Point Road
      Stamford, Connecticut 06902
      Attention: David Kettig
      Fax:  (203) 348-3103

with a copy to:

      Kramer Levin Naftalis & Frankel LLP
      919 Third Avenue
      New York, New York 10022
      Attention: Ezra G. Levin
      Fax: (212) 715-8227

Any party may change the address to which notices or other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

            SECTION 9.02. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative.

            SECTION 9.03. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

            SECTION 9.04. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

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

            SECTION 9.05. Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder, except for those rights conferrable to other Persons under the Registration Rights Agreement.

            SECTION 9.06. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

            SECTION 9.07. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

            SECTION 9.08. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

            SECTION 9.09. Specific Performance. The parties hereto agree that the remedy at law for any breach of this Agreement will be inadequate and that any party by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy. Such party may, in its sole discretion, apply to a court of competition jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

            SECTION 9.10. No Recourse. Notwithstanding any of the terms or provisions of this Agreement, (i) Seller agrees that neither it nor any person acting on its behalf may assert any claims or cause of action against any officer, director, partner, member of the Buyer or any of its Affiliates in connection with or arising out of this Agreement or the transactions contemplated hereby (ii) the Buyer agrees that neither it nor any person acting on its behalf may assert any claims or cause of action against any officer, director, partner, member or stockholder of Seller or any of its Affiliates (including in their capacity as directors, or its capacity as a shareholder, of SoftNet) in connection with or arising out of this Agreement or the transactions contemplated hereby.


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


      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                         MADISON INVESTORS CORPORATION


                                         By: _______________________________
                                             Name:
                                             Title:


                                         CYBER NET TECHNOLOGIES LIMITED


                                         By: _______________________________
                                             Name:
                                             Title:




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